Exhibit 10.10

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

GUARANTY AGREEMENT

This Guaranty Agreement (the “Guaranty”), dated as of September 21, 2009 (the “Effective Date”), is made by Gevo, Inc., a Delaware corporation (“Guarantor”), in favor of CDP Gevo, LLC, a Texas limited liability company (“Creditor”).

Recitals

A. Gevo Development, LLC, a Delaware limited liability company (“Debtor”), Guarantor, and Creditor are parties to that certain Commercialization Agreement dated as of the Effective Date (the “Commercialization Agreement”).

B. Guarantor is the direct parent of Debtor and will receive substantial and direct benefits from the performance by CDP of its obligations under the Commercialization Agreement.

C. Guarantor has agreed to enter into this Guaranty to provide assurance for the performance of Debtor’s obligations in connection with the Commercialization Agreement and to induce Creditor to enter into the Commercialization Agreement.

D. The execution and delivery of this Guaranty by Guarantor is a condition to Creditor’s execution and delivery of the Commercialization Agreement.

Agreement

NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants contained in this Guaranty, and other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guaranty. Guarantor hereby unconditionally and absolutely guarantees the punctual payment as and when due and payable of Debtor’s payment obligations arising under the Commercialization Agreement during the term of the Guaranty, as such Commercialization Agreement may be amended or modified from time to time (collectively, the “Guaranteed Obligations”). Guarantor’s obligations and liability under this Guaranty shall be limited to Debtor’s payment obligations arising under the Commercialization Agreement during the term of the Guaranty only.

2. Absolute and unconditional liability.

(a) Absolute and unconditional liability. The liability of Guarantor under this Guaranty will be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of, or defect or deficiency in, the Commercialization Agreement or any other documents executed in connection with the Commercialization Agreement;

(ii) any modification, extension or waiver of any of the terms of the Commercialization Agreement;

(iii) any change in the time, manner, terms, or place of payment of or in any other term of, all or any of the Guaranteed Obligations;

(iv) any set-off against the liabilities hereby guaranteed, or any release or amendment or waiver of or consent to departure from this Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

(v) except as to applicable statutes of limitation, failure, omission, delay, waiver, or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to the Commercialization Agreement or any transaction under the Commercialization Agreement;

(vi) any change in the existence, structure, or ownership of Guarantor or Debtor, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting Debtor or its assets; or

(vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor in respect of the Guaranteed Obligations, other than payment in full of the Guaranteed Obligations.

(b) Primary obligation; no conditions precedent; no obligation to mitigate. The obligations of Guarantor hereunder are several from Debtor or any other person, and are primary obligations concerning which Guarantor is the principal obligor. There is no condition precedent to the enforcement of this Guaranty, except as expressly contained herein. It will not be necessary for Creditor, in order to enforce payment by Guarantor under this Guaranty, to exhaust its remedies against Debtor, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. Creditor will not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

(c) Effectiveness or reinstatement of liability. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded, or repaid by Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, Debtor or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made.

3. Waiver. This is a guaranty of payment and not of collection. Guarantor hereby waives: (a) notice of acceptance of this Guaranty and of any action by Creditor in reliance hereon or in connection herewith; (b) notice of the entry into any amendments, supplements or modifications to the Commercialization Agreement; or any waiver or consent under the Commercialization Agreement, including waivers of the payment and performance of the obligations thereunder; (c) notice of any increase, reduction, or rearrangement of Debtor’s obligations under the Commercialization Agreement or any extension of time for the payment of any sums due and payable to Creditor under the Commercialization Agreement, subject to Guarantor’s right to make inquiry of Creditor to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest, and notice of protest or any other notice of any other kind with respect to the Guaranteed Obligations; and (e) any requirement that suit be brought against, or any other action by Creditor be taken against, or any notice of default or other notice be given to, or any demand be made on, Debtor or any other person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantor.

4. Expenses. Notwithstanding and in addition to the limit on Guarantor’s liability hereunder set forth in Section 1, Guarantor agrees to pay on demand any and all costs, including reasonable legal fees and expenses, and other expenses incurred by Creditor in enforcing Guarantor’s payment obligations under this Guaranty; provided that Guarantor will not be liable for any expenses of Creditor if no payment under this Guaranty is due.

5. Subrogation. Guarantor will be subrogated to all rights of Creditor against Debtor in respect of any amounts paid by Guarantor pursuant to this Guaranty, provided that Guarantor waives any rights it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. § 509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Creditor against Debtor or any collateral which Creditor now has or acquires, until all of the Guaranteed Obligations then due and payable will have been irrevocably paid to Creditor in full. If any amount will be paid to Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations then due and payable will not have been paid in full, such amount will be held in trust for the benefit of Creditor and will forthwith be paid to Creditor to be applied to the Guaranteed Obligations. If (a) Guarantor will perform and will make payment to Creditor of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations then due and payable will have been paid in full, Creditor will, at Guarantor’s request, execute and deliver to Guarantor appropriate documents necessary to evidence the transfer by subrogation to Guarantor of any interest in the Guaranteed Obligations resulting from such payment by Guarantor.

6. Notices. All notices, requests and other communications provided for or permitted to be given under this Guaranty must be in writing and given by personal delivery, by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any person may give in a notice given in accordance with the provisions hereof):

If to Guarantor or Debtor: [...***...] 345 Inverness Dr. S. Building C, Suite 310 Englewood, CO 80112-5889 [...***...]	If to Creditor: [...***...]

*    Confidential Treatment Requested

All notices, requests or other communications will be effective and deemed given (a) if given by personal delivery, upon such personal delivery, (b) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (c) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

7. Demand and Payment. Any demand by Creditor for payment hereunder will be in writing, signed by a duly authorized officer of Creditor and delivered to Guarantor pursuant to Section 7 hereof, and will (a) reference this Guaranty, (b) specifically identify Debtor, the Guaranteed Obligations to be paid and the amount of such Guaranteed Obligations, and (c) set forth payment instructions. There are no other requirements of notice, presentment or demand. Guarantor will pay, or cause to be paid, such Guaranteed Obligations within three (3) business days of receipt of such demand.

8. No Waiver; Remedies. Except as to applicable statutes of limitation, no failure on the part of Creditor to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Guaranty, nor any consent to any departure by Guarantor therefrom, will in any event be effective unless such waiver will be in writing and signed by Creditor. Any such waiver will be effective only in the specific instance and for the specific purpose for which it was given. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

9. Term; Termination. This Guaranty will continue in full force and effect until the earlier of (a) the termination of the Commercialization Agreement and (b) December 31, 2011; provided, however, upon termination hereof, Guarantor agrees that the obligations and liabilities hereunder will continue in full force and effect with respect to any obligations incurred prior to the termination date, and any fees and costs of enforcement in connection herewith.

10. Assignment; Successors and Assigns. Each party may assign this Guaranty and its rights, interests, and obligations hereunder only upon receipt of prior written approval of the other party, and any assignment by either party without prior written approval of the other party will be deemed invalid and not binding on such other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Guaranty are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns.

11. Amendments. A written amendment, executed by Guarantor only, may (a) increase the guaranty limit specified in Section 1 or (b) extend the termination date of this Guaranty. No other amendment or modification of this Guaranty will be effective unless in writing and signed by Guarantor and Creditor.

12. Headings. The section and subsection headings contained in this Guaranty are inserted for convenience only and will not affect in any way the meaning or interpretation of this Guaranty.

13. Representation and Warranties. Guarantor represents and warrants to Creditor as follows:

(a) Organization and Power. Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver, and perform this Guaranty.

(b) Authorization. The execution, delivery, and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene Guarantor’s constitutional documents or any contractual restriction binding on Guarantor or its assets.

(c) Binding Obligation. This Guaranty constitutes a valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

14. Limitation by Law. All rights, remedies, and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15. Governing Law. This Guaranty will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered by its duly authorized representative as of the Effective Date.

Gevo, Inc.

By:	/s/ Patrick Gruber
Patrick Gruber
Chief Executive Officer

Accepted:

CDP Gevo, LLC

By:	/s/ Michael A. Slaney
Michael A. Slaney
Managing Partner